Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE

Pyxus International, Inc. Receives Delisting Notice from the New York Stock Exchange

MORRISVILLE, N.C., June 19, 2020 – Pyxus International, Inc. (“Pyxus” or the “Company”) (NYSE: PYX; OTC Pink: PYXSQ), a global value-added agricultural company, today announced that it has received notification from the New York Stock Exchange (the “NYSE”) that the Company’s common stock has been suspended from trading on the NYSE and that the NYSE has determined to commence proceedings to delist the Company’s common stock. The NYSE determined that the Company was no longer suitable for listing under Section 802.01D of the NYSE Listed Company Manual after the Company’s June 15, 2020 disclosure that it and certain of its domestic wholly owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company does not intend to appeal the NYSE’s determination and, therefore, it is expected that its common stock will be delisted by the NYSE.

The Company’s common stock began to be quoted on the OTC Pink marketplace on June 17, 2020 under the symbol “PYXSQ”. Investors can find quotes for the Company’s common stock on www.otcmarkets.com. The Company does not expect a transition to the OTC Pink marketplace to affect the Company’s operations. The Company can provide no assurance that its common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock may be blocked by OTC Markets Group in the future.

About Pyxus International, Inc.

Pyxus International, Inc. (NYSE: PYX) is a global agricultural company with more than 145 years of experience delivering value-added products and services to businesses, customers and consumers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable agricultural and consumer-driven products and ingredients. For more information, visit www.pyxus.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated, expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements:

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risks and uncertainties relating to the Chapter 11 Cases, including but not limited to: the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and approval of requisite stakeholders and confirmation by the Bankruptcy Court of the Prepack Plan, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of Bankruptcy Court rulings in the Chapter 11 Cases, the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the Chapter 11 Cases are pending, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the likelihood of the cancellation of the Company’s common stock in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel, whether the Company’s leaf tobacco customers, farmers and other suppliers might lose confidence in the Company’s ability to reorganize its business successfully and may seek to establish alternative commercial relationships, whether, as a result of the Chapter 11 Cases, foreign lenders that have provided short-term operating credit lines to fund leaf tobacco operations at the local level may lose confidence in the Company and cease to provide such funding, and uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern;

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risks and uncertainties related to the Company’s leaf tobacco operations, including changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, changes in relevant capital markets affecting the terms and availability of short-term seasonal financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, and changes in costs incurred in supplying products and related services;

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risks and uncertainties related to the COVID-19 pandemic, including possible delays in shipments of leaf tobacco, including from the closure or restricted activities at ports or other channels, disruptions to the Company’s operations or the operations of suppliers and customers resulting from restrictions on the ability of employees and others in the supply chain to travel and work, border closures, determinations by the Company or shippers to temporarily suspend operations in affected areas, whether the Company’s operations that have been classified as “essential” under various governmental orders restricting business activities will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of the Company’s facilities to be halted for some period of time, negative consumer purchasing behavior with respect to our products or the products of our leaf tobacco customers during periods of government mandates restricting activities imposed in response to the COVID-19 pandemic, and the extent to which the impact of the COVID-19 pandemic on the Company’s operations and the demand for its products may not coincide with impacts experienced in the United States due to the international scope of the Company’s operations, including in emerging markets that may have only recently experienced COVID-19 outbreaks; and

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risks and uncertainties related to the Company’s new business lines, including with respect to the impact of regulation associated with new business lines, including the risk of obtaining anticipated regulatory approvals for cannabis products in Canada and for nicotine e-liquids products in the United States, uncertainties regarding the regulation of the production and distribution of industrial hemp products and continued compliance with applicable regulatory requirements, uncertainties with respect to the development of the industries and markets of the new business lines, consumer acceptance of products offered by the new business lines, uncertainties with respect to the timing and extent of geographic and product-line expansion, the impact of increasing competition in the new business lines, uncertainties regarding the viability of facilities expansions, the possibility of delays in the completion of facilities expansions and uncertainties regarding the potential production yields of new or expanded facilities, as well as the progress of legalization of cannabis for medicinal and adult recreational uses in other jurisdictions.

A further list and description of these risks, uncertainties and other factors can be found in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2019, in Part II, Item 1A “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2019, September 30, 2019 and December 31, 2019 and in the Company’s other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov). The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.